UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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EZFILL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2023

Dear Stockholder,

I am pleased to extend this invitation to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of EzFill Holdings, Inc. to be held at 9:00 a.m. local time, on Friday June 2, 2023, at the Hilton Aventura Miami, 2885 NE 191st Street, Aventura, FL 33180. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.

The principal business of the meeting will be (i) to elect as directors the nominees named in the proxy statement to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until the earlier of their resignation or removal, (ii) to approve the EzFill Holdings, Inc. 2023 Equity Incentive Plan; (iii) to ratify the selection of M&K CPAs, PLLC as our independent public accountant for the fiscal year ending December 31, 2023, and (iv) to consider and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, promptly in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Best regards,

Yehuda Levy
Interim Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2023

To the Stockholders of EzFill Holdings, Inc.:

You are invited to attend the Annual Meeting of Stockholders of EzFill Holdings, Inc. to be held at 9:00 a.m. local time, on Friday June 2, 2023, at the Hilton Aventura Miami, 2885 NE 191st Street, Aventura, FL 33180.

At the Annual Meeting, you will be asked to act on the following matters:

1.	to elect as directors the six nominees named in the Proxy Statement;

2.	to approve the EzFill Holdings, Inc. 2023 Equity Incentive Plan.

3.	to ratify the selection of M&K CPAs, PLLC as our independent registered public accounting firm to audit the consolidated financial statements of EzFill Holdings, Inc. for our fiscal year ending December 31, 2023; and

4.	to consider and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of our common stock at the close of business on April 10, 2023 are entitled to vote at the Annual Meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND VOTE BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

Dated: April 28, 2023	By Order of the Board of Directors of EzFill Holdings, Inc.

Sincerely,

Yehuda Levy
Interim Chief Executive Officer

2999 NE 191st Street, Suite 500

Aventura, FL 33180

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2023

This proxy statement contains information related to the Annual Meeting of Stockholders of EzFill Holdings, Inc. to be held at 9:00 a.m. local time at the Hilton Aventura Miami, 2885 NE 191st Street, Aventura, FL 33180 on Friday June 2, 2023, and any postponements or adjournments of the meeting. We first mailed, or made available on the Internet, these proxy materials to stockholders on or about April 28, 2023. In this proxy statement, “Company,” “EzFill,” “we,” “us,” and “our” each refer to EzFill Holdings, Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are furnishing proxy materials to our stockholders of record on April 10, 2023. In connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of shareholders to be held at the Hilton Aventura Miami, 2885 NE 191st Street, Aventura, FL 33180. This proxy is being solicited by the Board of Directors, and the cost of solicitation of the proxies will be paid by EzFill. Our officers, directors and regular employees, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. We have no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may vote in person at the Annual Meeting only if you bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the eleven-digit number beneath the account number on the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 1, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What You Are Voting On

At the Annual Meeting, there are three matters scheduled for a vote of the stockholders:

●	Election of Directors. Election of Allen Weiss, Jack Levine, Luis Reyes, Mark Lev, Cheryl Hanrehan and Daniel Arbour as members to the Company’s Board of Directors to serve until the 2024 annual meeting of stockholders or until their successors have been duly elected and qualified or until their earlier resignation or removal. Abstentions and broker non-votes will not count as votes cast and will have no effect on the approval of this proposal;

●	Approval of the EzFill Holdings, Inc. 2023 Equity Incentive Plan. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve the Company’s 2023 Equity Incentive Plan. Abstentions and broker non-votes will not count as votes cast and will have no effect on the approval of this proposal; and

●	Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of M&K CPAs, PLLC as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023. Abstentions and broker non-votes will not count as votes cast and will have no effect on the approval of this proposal

You may vote “For All” the nominees to the Board of Directors, “Withhold All” or you may vote “For All Except” the nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Quorum and Required Votes

Only holders of record of shares of EzFill’s common stock at the close of business on April 10, 2023, the record date, are entitled to vote at the Annual Meeting or any postponements or adjournments of the meeting. As of the record date, EzFill had 26,804,616 shares of common stock outstanding. The holders of our common stock do not have any cumulative voting rights. On April 27,2023, the Company effected a one-for-eight reverse split of its common stock and as a result immediately after the reverse split 3,600,577 shares of the Company’s common stock were issued and outstanding (the “Reverse Split”).

The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares; as a result, the broker or other nominee is unable to vote those uninstructed shares. Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes “cast” for or against any proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers. Please note that brokers may not vote your shares on the election of directors or any other non-routine matters (Proposal 2) if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal Number	Description	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Nominees receiving highest number of votes FOR	Not voted	Not voted
2	Approval of the 2023 Equity Incentive Plan	Majority of shares cast	Not voted	Not voted
3	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	Not voted	Discretionary vote – brokers may vote

Recommendation of Board of Directors

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board’s recommendations are as follows:

●	FOR the election of each of the six nominees for director;

●	FOR the approval of EzFill Holdings, Inc. 2023 Equity Incentive Plan; and

●	FOR the ratification of the selection of M&K CPAs, PLLC as our independent registered public accounting firm to audit the consolidated financial statements of EzFill for our fiscal year ending December 31, 2023.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

Revocation of Proxies

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of EzFill either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting a single proxy statement and annual report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for EzFill. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to EzFill, Inc., Corporate Secretary, 2999 NE 191st Street, Suite 500, Aventura, FL 33180, or contact (305) 791-1169.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Procedures and Tabulation of Votes

Our inspector of election will tabulate votes cast by proxy or in person at the Annual Meeting. We will also report the results in a current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of six members. The Corporate Governance and Nominating Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. The Corporate Governance and Nominating Committee and the Board have unanimously approved the recommended slate of six directors.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next annual meeting of stockholders or until a successor is duly elected and qualified, or until his earlier resignation or removal. All nominees are members of the present Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the seven persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Nominees for Director

Name	Age	Position	Director Since
Allen Weiss	69	Non-Executive Chairman & Independent Director	2021
Jack Levine	72	Independent Director	2021
Luis Reyes	50	Independent Director	2021
Mark Lev	60	Independent Director	2021
Cheryl Hanrehan	54	Director	2020
Daniel Arbour	39	Director	2022

Required Vote and Recommendation of the Board of Directors

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the nominees named below.

We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for election as a member of our Board.

Allen Weiss (Non-Executive Chairman & Independent Director)

Allen Weiss, age 69, as a former consultant at Apollo Capital Management, a private equity firm, was involved in company analyses to support potential acquisitions and management. Mr. Weiss had direct involvement in the acquisition of Chuck E. Cheese Entertainment in 2014. Mr. Weiss was also involved in the acquisition and negotiations for the sale of Great Wolf Resorts. Mr. Weiss became the Chairman of the Board of Directors for Great Wolf and later Executive Chairman. Mr. Weiss was also involved in the acquisition of Diamond Resorts International, which closed in Sept. 2016, and ClubCorp and previously served on their Board of Directors.

Mr. Weiss had a 39-year career at Disney. From 1994 until 2005 Mr. Weiss was President of Worldwide Operations for Disney’s $10 Billion+/95,000 employee Walt Disney Parks and Resorts business. He was responsible for the company’s theme parks and resorts including the Walt Disney World Resort, Disneyland Resort, and Disneyland Resort Paris, Disney Cruise Line, Disney Vacation Club, “Adventures by Disney”, and the line-of-business responsibility for Hong Kong Disneyland Resort and Tokyo Disney Resort.

Mr. Weiss began his career as a teenager in cash control and rose through the ranks to President, Worldwide Operations, for Walt Disney Parks and Resorts. He is a visionary and results-focused leader that has significantly grown top-line revenue and expanded margins in a thoughtful and strategic way, protecting the Disney brand, Cast, and overall guest experiences. During his tenure as President, Mr. Weiss directed the largest resort expansion in Walt Disney World history, resulting in double-digit percentage revenue growth, seven consecutive years of record revenues and higher profits. He led the organization through one of the toughest recessions the world has faced, with significantly less downturn in overall business while positioning the organization for major growth. A compassionate leader, he grew and invested in the next generation of talent, thereby strengthening the company for the future.

Mr. Weiss serves on the Alticor (Amway) Board of Directors and is general party of the Global Blockchain Venture Fund. He previously served on the Metro Orlando Economic Development Commission Governor’s Council, the ClubCorp Board of Directors, the Dick’s Sporting Goods Board of Directors, was a National Board Member of the Sanford-Burnham Medical Research Institute and was appointed by the U.S. Commerce Secretary as a founding member to the Corporation for Travel Promotion Board of Directors. He was named “Most Influential Businessman in Central Florida” by the Orlando Business Journal in 2005.

Mr. Weiss has been designated as a distinguished alumnus by his alma mater, the University of Central Florida, and both UCF and the Rollins College Crummer Graduate School of Business have inducted Al into their Halls of Fame. Staying closely involved with his alma mater, Al has served as chairman of the UCF Foundation Board of Directors, and is a past member of the UCF Board of Trustees, Stetson University Board of Trustees and the Florida Council of 100 Board of Directors. Mr. Weiss received a bachelor’s degree from the University of Central Florida and an MBA from Rollins College.

We believe that Mr. Weiss is qualified to serve as a member of our board of directors because of his executive and management experience.

Jack Levine (Independent Director)

Mr. Levine, age 72, joined our Board of Directors in 2021 as a qualified SEC financial expert and chairman of the Audit Committee. Since June 2021 he has served on the Board of Directors of Strawberry Fields REIT, Inc. (NASDAQ:STRAW), a company that specializes in the acquisition, ownership and triple net leasing of skilled nursing facilities and other post-acute healthcare properties.

Mr. Levine has been the President of Jack Levine, PA, a certified public accounting firm, since 1984. He is a licensed CPA in New York and Florida. For more than 35 years, he has been advising corporations on financial and accounting matters and serving as an independent director on numerous boards, frequently as head of their audit committees. Since 2010, Mr. Levine has been a director and chairman of the audit committee of SignPath Pharma, Inc., a development-stage biotechnology company.

Since 2019, Mr. Levine has served on the board of directors of Blink Charging Co. From 2011 to 2018, Mr. Levine was a member of the board of directors of Provista Diagnostics, Inc., a cancer detection and diagnostics company focused on women’s cancer (also serving as chairman of its audit committee). From 2004 to 2008, Mr. Levine was a member of the board of directors of Biscayne Pharmaceuticals, Inc., a biopharmaceutical company discovering and developing novel therapies based on growth hormone-releasing hormone analogs; Grant Life Sciences, a research and development company focused on early detection of cervical cancer (also serving as chairman of its audit committee). From 1999 to 2007, Mr. Levine was a member of the board of directors of Pharmanet, Inc., a global drug development services company providing a comprehensive range of services to pharmaceutical biotechnology, generic drug and medical device companies (also serving as chairman of its audit and other committees). Mr. Levine also served as a director and audit committee chair of Beach Bank, a community bank, from 2000 to 2006, Prairie Fund, a mutual fund, from 2000 to 2006, and Bankers Savings Bank, a community bank, from 1996 to 1998, and was a member of the audit committee of Miami Dade County School Board, the nation’s third largest school system, from 2004 to 2006. Mr. Levine is a certified public accountant licensed by the States of Florida and New York. He also is a member of the National Association of Corporate Directors, Association of Audit Committee Members and American Institute of Certified Public Accountants. Mr. Levine received a B.A. degree from Hunter College of the City University of New York and an M.A. from New York University.

Mr. Levine demonstrates extensive knowledge of complex financial, accounting, tax and operational issues highly relevant to our growing business. Through his decades of service as a board member, he also brings significant working experience in corporate controls and governance.

We believe Mr. Levine is qualified to serve as a member of our board of directors because of his financial expertise.

Luis Reyes (Independent Director)

Luis Reyes, age 50, has deep experience in both public service and private practice. His extensive public service in senior government positions includes service as a senior White House official and aide to the President of the United States; senior positions at the United States Department of Justice, including Deputy Associate Attorney General; Chief of Staff to the Associate Attorney General and as a chief legal counsel to the heads of both the Civil and Civil Rights Divisions. Mr. Reyes has also served as Chief Legal Officer and General Counsel for the federal law enforcement agency charged with rooting out waste, fraud and abuse in the reconstruction of Iraq, and as a trial attorney and Assistant Attorney General for the State of Texas.

Since 2011, in private practice, Mr. Reyes leads a robust practice that involves providing legal counsel to a wide range of companies and individuals, involving numerous settings, industries and countries around the world.  Some of his representative matters include providing legal counsel to one of the world’s largest music production companies on a variety domestic and international regulatory matters; providing strategic counsel to Fortune 100 companies regarding litigation with the United States Department of Justice; providing advice to companies on various anti-trust matters pending before the United States Department Antitrust Division leading to ultimate clearance for mergers; successful resolution of civil litigation in Federal court involving complex trademark disputes; successfully obtaining a winning trial verdict in civil litigation in a land use matter brought by a governmental entity in the State of Texas; successful representation and internal investigation at the request of a foreign state relating to compliance with international anti-money laundering standards; leading an internal investigation for an international academic institution that led to recognition of its compliance practices as best in class; providing advice to the Board of Directors of an international company on crisis response matters throughout the COVID-19 pandemic.

Additionally, Mr. Reyes continues to advise multinational organizations regarding compliance with a large range of regulatory matters including issues involving the FCPA, FATCA, OFAC, SOX, ITAR, the FAR and the Bank Secrecy Act (Anti- Money Laundering). Some of his past work has included leading a comprehensive compliance review project for a major United States publicly held company with an annual gross of over $6 billion. This review involved a thorough investigation of the organization’s compliance with all applicable regulatory schemes as well as the design, review and implementation of corporate compliance policies and procedures. Mr. Reyes was also instrumental in creating and implementing an internal investigations protocol for the company and training of company attorneys and investigations related personnel. Mr. Reyes also recently assisted in successfully managing a voluntary monitor project for an international financial institution that required monitoring AML compliance programs; testing account surveillance system; and making recommendations. Mr. Reyes has effectively represented this client before the U.S. Departments of Justice and the U.S. Department of Treasury.

In the area of anti-corruption, from 2009 to January 2011, Mr. Reyes served as General Counsel for the Office of the Special Inspector General for Iraq Reconstruction (“SIGIR”) – the independent federal law enforcement agency charged with rooting out waste, fraud and abuse of the more than $50 billion in U.S. funds appropriated for reconstruction efforts in Iraq. Mr. Reyes played a key role in investigations and prosecutions of violations of the False Claims Act, the Foreign Corrupt Practices Act and major fraud. SIGIR’s oversight has returned over $1 billion to the U.S. Government.

From 2006 to 2009, Mr. Reyes held senior positions at the White House. In 2008 he was appointed by President George W. Bush to serve as Deputy Assistant to the President and Acting Assistant to the President in charge of the Office of Presidential Personnel, serving as chief advisor to the President on all senior human capital matters administration wide. In 2006, President Bush appointed him to be Special Assistant to the President for Presidential Personnel, with responsibility over the legal, national security, and international affairs portfolio, which included the Departments of Justice, Defense, State, Homeland Security, as well as the Central Intelligence Agency, the Office of the Director of National Intelligence, the United States Agency for International Development, the Peace Corps, the Federal Trade Commission, and the Equal Employment Opportunity Commission.

From 2001 to 2006 Mr. Reyes served in various high ranking positions at the U.S. Department of Justice in Washington. From 2005 -2006, Mr. Reyes was Deputy Associate Attorney General and Chief of Staff to Associate Attorney General of the United States. In that role he assisted in the management of the civil and programmatic components of the Department with a budget of over $3 billion. During that time Mr. Reyes provided oversight and counsel on high value litigation efforts emanating from the Civil Division, Antitrust and Tax Divisions, requiring approval of the Associate Attorney General, the third highest ranking official in the Department of Justice. Mr. Reyes also played a significant role in special projects, such as the development of the future National Security Division. Prior to that, Mr. Reyes served as Counselor to the Assistant Attorney General for the Civil Rights Division (2003-2005) where he was chief counsel to the Assistant Attorney General on issues related to anti-human trafficking efforts, among other division issues. From 2001 to 2003, Mr. Reyes was Counsel to the Assistant Attorney General for the Civil Division where he provided counsel to the head of the division and led the supervision over various Division litigation efforts, including the U.S. government litigation versus the tobacco industry and several civil defensive matters. From 1998 to 2001, Mr. Reyes served as an Assistant Attorney General for the State of Texas, handling a robust civil litigation practice at the trial and appellate levels in both state and federal court. Mr. Reyes has been granted numerous high-level security clearances after successfully passing requisite extensive FBI background checks multiple times. Mr. Reyes received a B.A. from the University of Texas and a J.D. from the University of Texas School of Law.

We believe Mr. Reyes is qualified to serve as a member of our board of directors because of his extensive legal experience.

Mark Lev (Independent Director)

Mark Lev, age 60, has been the President of Fenway Sports Management (FSM) since 2019 – a global sports marketing firm that, alongside the Boston Red Sox, Liverpool Football Club, Roush Fenway Racing and New England Sports Network (NESN), make up the Fenway Sports Group (FSG) portfolio of companies. In his capacity as President, Mr. Lev oversees all critical aspects of FSM’s business and is ultimately responsible for the firm’s growth, profitability and strategic direction. As one its founding employees, Mr. Lev has played a key role in building FSM from a two-person agency into, what is today, a 35-person firm that serves as the entrepreneurial arm of FSG with revenues in excess of $30M and with offices in Boston, New York City and Boca Raton, Florida.

We believe Mr. Lev is qualified to serve as a member of our board of directors because of his extensive business and management experience.

Cheryl Hanrehan (Non-Independent Director)

Ms. Hanrehan, age 54, is an executive with 17 years expertise in the US, Europe, Asia and South America. She has been notably successful for setting up new ventures and coordinating global operations for the largest coal importer into the US. She is a respected global leader and innovative strategic thinker and problem solver. Ms. Hanrehan’s areas of expertise include: Global Strategic Planning, Strategic Partnerships & Business Development, M&A and Contract Negotiations, Global Operations, Crisis Management, and New Venture Launch. She also has a cross-cultural background from living in France, Indonesia, Morocco, the Philippines and Switzerland. Most recently, from 2020 to January 2022, Ms. Hanrehan served as Chief Operating Officer (COO) of EzFill Holdings, Inc. Ms. Hanrehan was recruited by the Company’s founder to build EzFill’s leadership team and strategic direction, overhaul operations and be part of the working group to bring the Company to a successful IPO. She also successfully developed a resilient truck production and driver recruitment pipeline to facilitate expansion, overcoming severe supply chain challenges and driver shortages. Ms. Hanrehan remains on the Board of EzFill Holdings, providing strategic guidance and contingency planning, operational and company expertise that has provided continuity to leadership, and mentoring of key executives.

Prior to her position at EzFill, Ms. Hanrehan had been raising her two children. Immediately prior to that, from 2002 to 2010, Ms. Hanrehan served as President of Dillon Maritime, Inc. where she coordinated global shipping operations on behalf of Augustea Group and Drummond Coal, coordinating with teams in Argentina, Colombia, the US, Italy and the UK. Ms. Hanrehan expanded operations into new markets and negotiated a long-term contract establishing Augustea as Drummond’s exclusive ocean freight carrier. Ms. Hanrehan coordinated emergency shipping operations during record breaking hurricane seasons, including the response to Hurricane Katrina, and has extensive experience responding to Force Majeure declarations.

Ms. Hanrehan has received a Bachelor in Business Administration (BBA) from The University of Texas at Austin and a Master in Business Administration (MBA) from Georgetown University.

We believe that Ms. Hanrehan is qualified to serve as a member of our Board of Directors because of her global executive and management experience.

Daniel Arbour (Non-Independent Director)

Daniel Arbour, age 39, has over 16 years of experience in building multi-disciplinary high performance work teams and working with board members to ensure corporate and organizational deliverables are established. From 2018 to 2022, Mr. Arbour was the CEO of Shell TapUp, a mobile fueling company, where he managed other executives and more than 300 employees in cross-functional roles. From 2014 to 2018, Mr. Arbour was the General Manager of Marketing & Sales for the United States’ Southwest and Mid Continent areas for Shell Oil Company US, where he, among other tasks, managed profit and losses of $100M net margin and 3.8 billion litres of volume through national and local account management.

We believe Mr. Arbour is qualified to serve as a member of our Board of Directors because of his management experience and experience with mobile fueling companies.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required

The nominees for director who receive a majority of the votes FOR election will be elected as director. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Information about the Board of Directors and Committees

Independence of Directors

Our Board is currently comprised of six non-employee directors (Messrs. Weiss, Levine, Reyes, Lev and Arbour and Ms. Hanrehan).

The Board has unanimously determined that Messrs. Weiss, Levine, Reyes and Lev are “independent” directors, as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s corporate governance principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Corporate Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Board Leadership Structure

Our Board believes it is important to retain flexibility in allocating the responsibilities of the CEO and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Accordingly, we do not have a strict policy on whether these roles should be served independently or jointly. Currently, Mr. Weiss is Chairman of the Board.

We do not have a separate Lead Independent Director.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its audit committee, as well as senior management, to support the Board’s oversight role. The Company’s Audit Committee assists with oversight of financial risks. The full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Our Board of Directors provides management oversight, helps guide the Company on strategic planning and approves the Company’s operating budgets. Our independent directors meet regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and other communication each year. Our Board met formally 13 times in fiscal year 2022, each director attended 100% of all Board meetings held during such director’s tenure on the Board. Our audit committee met 8 times during fiscal year 2022, with each member attending 100% of the committee meetings. Our corporate governance and nominating committee met 4 times during fiscal year 2022, with each member attending 100% of the committee meetings. Our compensation committee met 4 times during fiscal year 2022, with each member attending 100% of the committee meetings.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://ezfl.com/ under the “Investors – Governance” tab.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee’s responsibilities include: (1) to select and retain the Company’s independent auditors, (2) to approve all audit, and permitted non-audit and tax services that may be provided by the independent auditors, and establish policies and procedures for pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis (3) to review and discuss with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes), (4) to recommend to the Board that the audited financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section be included in the Company’s Form 10-K and whether the Form 10-K should be filed with the SEC; and to produce the audit committee report required to be included in the Company’s proxy statement, (5) to review and discuss with the Company’s independent auditors and management the Company’s quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to be included in the Company’s quarterly report on Form 10-Q before the Form 10-Q is filed; and to review and discuss the Form 10-Q for filing with the SEC, (6) to review and discuss with management and the Company’s independent auditors, the Company’s earnings press releases, and (7) to establish and oversee the Company’s anonymous complaint policy contained within the Company’s Code of Business Conduct and Ethics regarding the confidential, anonymous submission by employees of reports regarding questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

The Audit Committee is comprised of three directors appointed by the Board of Directors. Each of the committee members who served during 2022, Messrs. Levine, Weiss, and Reyes, satisfied the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy.

The Board of Directors has determined that Mr. Levine is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K. For a description of Mr. Levine’s relevant experience, please see his biographical information contained in Proposal 1 of this proxy statement.

REPORT OF THE AUDIT COMMITTEE

Review of Fiscal Year 2022 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2022 Consolidated Financial Statements, the Audit Committee has:

(1)	reviewed and discussed the audited consolidated financial statements with management;

(2)	discussed with M&K CPAs, PLLC, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and

(3)	received from M&K CPAs, PLLC, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with M&K CPAs, PLLC their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Jack Levine, Chairman

Allen Weiss

Luis Reyes

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The Compensation Committee

Our Board formed a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Compensation Committee’s responsibilities include: (1) to review and approve all corporate goals and objectives applicable to the compensation of the CEO, evaluate annually the CEO’s performance in light of those goals and determine and approve the CEO’s compensation level based on its evaluation, (2) to review and approve compensation of all other executive officers, (3) to review, approve incentive compensation and equity based plans and administer the Company’s incentive compensation and equity based plans, (4) to review and discuss with management the Company’s compensation discussion and analysis and recommend inclusion in the Company’s annual report and proxy statement, (5) to review and approve any employment agreements, severance agreements or plans for the CEO and other executive officers, (6) to determine stock ownership guidelines for the CEO or other executive officers and monitor compliance with such guidelines, (7) to review and recommend to the Board for approval the frequency with which the Company will conduct Say-on-Pay Votes and review and approve the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement, and (8) to review all director compensation and benefits.

Mr. Reyes serves as Chairman of the Compensation Committee and is joined by Messrs. Levine and Lev.

Corporate Governance and Nominating Committee

Our Board formed a Corporate Governance and Nominating Committee. The committee is required to be comprised of entirely “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The responsibilities of the Corporate Governance and Nominating Committee include: (1) to determine the qualifications, skills and other expertise required to be a director of the Company and recommend to the Board for approval, a set of criteria to be considered in selecting nominees for directors (2) to identify and recommend candidates for nomination as members of the Board of Directors and its committees, (3) to develop and recommend to the Board a set of corporate governance guidelines, (4) to develop and recommend to the Board for approval a set of corporate governance guidelines applicable to the Company and to review these principals annually , (5) to oversee the Company’s corporate governance practices and procedures, (6) to develop a process for annual evaluations of the Board and its committees, (7) to review the Board’s committee structure and composition, (8) to identify, and make recommendations regarding the selection of candidates to fill any vacancy on the Board, (9) to develop and recommend to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence, (10) to review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nominations process, (11) to monitor compliance with the Company’s Code of Business Conduct and Ethics, and (12) to develop and recommend to the Board for approval a CEO succession plan.

Mr. Levine currently serves as the Chairman of the Corporate Governance and Nominating Committee and is joined on the committee by Messrs. Lev and Reyes.

The Chair and members of each committee of the Board are summarized in the table below:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Jack Levine – (Independent)	Chair	Member	Chair
Luis Reyes – (Independent)	Member	Chair	Member
Allen Weiss – (Independent)	Member	-	-
Mark Lev – (Independent)	-	Member	Member

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Corporate Governance and Nominating Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

When considering director candidates, the Nominating and Governance Committee will evaluate multiple factors in assessing their qualification. A candidate must have extensive and relevant leadership experience including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.

●	Relevant Sector Experience. Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a public corporation, with a background in marketing, finance and/or business operations.
●	Operating in a Regulated Industry – Director candidates will have experience working in a highly regulated industry, such as pharmaceutical, medical device or health care.
●	Corporate Governance Experience. Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.
●	Education. Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.

When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:

●	Personal. Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company’s public interest commitments, such as education, the environment and welfare of the communities in which we operate.
●	Individual Characteristics. Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board of Directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.
●	Availability. Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.
●	Compatibility. The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

The Board Diversity Matrix, below, provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 24, 2023)

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	-	-

African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, at the following address: Corporate Secretary, EzFill Holdings, Inc., 2999 NE 191st Street, Suite 500, Aventura, FL 33180, Attn: Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We do not require Board members to attend our Annual Meeting of Stockholders.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “Investors — Governance.” On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

The Board has adopted a written code of business conduct and ethics, applicable to each employee, including our Chief Executive Officer and Chief Financial Officer. The code also applies to our agents and representatives, sales representatives and consultants. The code of business conduct and ethics is posted on our website at www.ezfl.com. If we make certain amendments to or waivers of our code of ethics, we intend to satisfy the SEC disclosure requirements by promptly posting the amendment or waiver on our website.

Policies and Procedures for Approval of Related Party Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers, significant stockholders or their immediate families is a participant and the amount exceeds $120,000. We refer to these transactions as related party transactions. Related party transactions have the potential to create actual or perceived conflicts of interest between EzFill and its directors, officers and significant stockholders or their immediate family members. Our Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules. The Audit Committee shall have the right to use reasonable amounts of time of the Company’s internal and independent accountants, internal and outside lawyers and other internal staff and also have the authority to hire independent experts, lawyers and other consultants to assist and advise it in connection with its responsibilities.

PROPOSAL 2

APPROVAL OF THE EZFILL HOLDINGS, INC. 2023 EQUITY INCENTIVE PLAN

We are asking you to approve the EzFill Holdings, Inc. 2023 Equity Incentive Plan (the “Plan”), which the Board adopted on April 27, 2023 upon the recommendation of the Compensation Committee (for purposes of this discussion, the Committee). The Plan will only become effective if approved by shareholders at the Annual Meeting. If approved, the effective date of the Plan will be June 5, 2023.

If approved, the Plan will enable the Company to provide stock-based incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company by motivating its employees to achieve long-term results and rewarding them for their achievements; and to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long range success.

The Company believes that equity-based compensation is a critical part of its compensation program. Shareholder approval of the Plan would allow us to continue to attract and retain talented employees, consultants and directors with equity incentives.

Material Terms of the Plan

The following summary of the material terms of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached to this Proxy Statement as Annex A. You also may obtain a copy of the Plan, free of charge, by writing to the Company, Attention: Corporate Secretary, 2999 NE 191st Street, Aventura, FL 33180.

Effective Date; Duration of the Plan

The Plan will become effective upon approval by the Company’s shareholders and will remain in effect until the tenth anniversary of the date it is approved by shareholders, unless terminated earlier by the Board.

Plan Administration

The Plan will be administered by the Committee. The Committee will have the authority to, among other things, interpret the Plan, determine who will be granted awards under the Plan, determine the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the Plan.

Eligibility

The Committee may grant awards to any employee, officer, consultant or director of the Company and its affiliates. Only employees are eligible to receive incentive stock options. Approximately 50 employees, three officers, six non-employee directors, and two consultants would be eligible to participate in the Plan if it were currently in place. Non-employee directors currently receive awards as described in this proxy statement under Director Compensation and the Company’s named executive officers receive awards as described in this proxy statement under Compensation, Discussion & Analysis and Executive Compensation.

Shares Available for Awards; Limits on Awards

The Plan authorizes the issuance of up to 900,000 shares of common stock (the “Total Share Reserve”), which represents approximately 25% of the shares currently outstanding after the Reverse Split.

Up to 900,000 of the Total Share Reserve may be issued under the Plan, in the aggregate, through the exercise of incentive stock options.

If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the shares subject to such award will again become available for future grant under the Plan.

Shares tendered in payment of the option exercise price or delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for future grants under the Plan.

The Committee will make appropriate adjustments to these limits in the event of certain changes in the capitalization of the Company (see Adjustments Upon Changes in Stock).

Types of Awards That May Be Granted

Subject to the limits in the Plan, the Committee has the authority to set the size and type of award and any vesting or performance conditions. The types of awards that may be granted under the Plan are: stock options (including both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance awards, cash awards and other stock-based awards.

Stock Options

A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently, as described under Federal Income Tax Treatment of Awards Under the Plan. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of common stock on the grant date. As of the record date, the closing price of our common stock was $0.322. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone (“freestanding rights”) or in tandem with options (“related rights”).

Restricted Stock

A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. Participants who receive restricted stock awards generally have the rights and privileges of shareholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends

Restricted Stock Units

An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a shareholder. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), which defers settlement of the RSU beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Committee has the discretion to credit RSUs or DSUs with dividend equivalents.

Performance Awards

A performance award is an award of shares of common stock or units that are only earned if certain conditions are met. The Committee has the discretion to determine the number of shares of common stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award, and any other terms, conditions, and restrictions of the award.

Other Equity-Based Awards

The Committee may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the Committee as set out in an award agreement.

Cash Awards

The Committee may grant cash awards that are designated performance compensation awards.

Vesting

The Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. The Company’s practice since inception has been for time-based vesting for signing shares and for subsequent shares to be granted based upon achievement of goals during a calendar year and then be subject to time-based vesting.

Adjustments Upon Changes in Stock

In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the Plan and any award agreements, the exercise price of options and SARs, the maximum number of shares of common stock subject to all awards [and the maximum number of shares of common stock with respect to which any one person may be granted awards during any period] will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.

Unless the Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Committee will, in the case of ISOs, ensure that any adjustments made will not constitute a modification, extension or renewal of the ISO within the meaning of Section 424(h)(3) of the Internal Revenue Code (Code) and in the case of non-qualified stock options, ensure that any adjustments will not constitute a modification of such non-qualified stock options within the meaning of Section 409A of the Code. Any adjustments will be made in a manner which does not adversely affect the exemption provided under Rule 16b-3 under the Exchange Act. The Company will give participants notice of any adjustment.

Change in Control

In the case of performance awards, in the event of a change in control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

In the event of a change in control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event. In the case of any option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the option or SAR without the payment of any consideration.

A change in control is defined as (a) the acquisition by one person or more than one person acting as a group, of Company stock representing more than 50% of the total fair market value or total voting power of the Company’s stock; (b) the acquisition by one person or more than one person acting as a group, of Company stock possessing more than 30% of the total voting power of the Company’s stock; (c) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board; or (d) the acquisition by one person or more than one person acting as a group, of Company assets with a total gross fair market value of more than 40% of the total gross fair market value of all of the Company’s assets immediately before the acquisition.

Amendment or Termination of the Plan

The Board may amend or terminate the Plan at any time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable laws or the rules of NASDAQ. The Plan will terminate on the ten year anniversary of the effective date of the Plan, unless previously terminated by the Board.

Amendment of Awards

The Committee may amend the terms of any one or more awards. However, the Committee may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.

Clawback and Recoupment

The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the Plan or an award agreement in accordance with the Company’s clawback policy.

Federal Income Tax Consequences of Awards

The following is a summary of U.S. federal income tax consequences of awards granted under the Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Incentive Stock Options (ISOs)

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the shares are sold.

If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss.

If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

The grant of a SAR will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.

Restricted Stock and Performance Shares

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock or performance shares awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Section 83(b) of the Code within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

RSUs and PSUs

The grant of an RSU or PSU will not result in taxable income to the participant. When the RSU is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Section 409A

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Section 162(m) and Limits on the Company’s Deductions

Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

New Plan Benefits

Awards under the Plan will be granted in amounts and to individuals as determined by the Committee in its sole discretion. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the Plan are not determinable at this time.

Required Vote

Approval of this Proposal 2 requires a majority of the votes cast at the meeting in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the approval of the Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected M&K CPAs, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of M&K CPAs, PLLC, the Company’s auditors, are expected to be present at the Annual Meeting telephonically, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of M&K CPAs, PLLC as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of M&K CPAs, PLLC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth information regarding fees for services rendered by M&K CPAs, PLLC related to the fiscal years ended December 31, 2022 and December 31, 2021:

Types of Fees	Fees for 2022	Fees for 2021
Audit Fees(1)	$80,096	$46,000
Audit-related Fees(2)	12,500	55,000
Tax Fees(3)	-	-
Other Fees	$-	$-
Total Fees	$92,596	$101,000

(1)	Audit fees consist of fees for professional services rendered in connection with the annual audit of our consolidated financial statements, the review of our quarterly consolidated financial statements and consultations on accounting matters directly related to the audit.

(2)	Audit-related fees consist of fees for professional services rendered in connection with the submission of our Registration Statement on Form S-1 in connection with our initial public offering and our Registration Statement on Form S-3.

(3)	Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial Officer. The request must be specific as to the particular services to be provided but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial Officer and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2022 and 2021 were pre-approved by the Audit Committee.

Required Vote and Recommendation of Board of Directors

The ratification of M&K CPAs, PLLC as EzFill’s independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of M&K CPAs, PLLC as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the vote with respect to this proposal. Because this is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3,

RATIFICATION OF M&K CPAs, PLLC. AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

MANAGEMENT

Set forth below are the Company’s named executive officers:

		Director/Officer
Name	Age	Since	Position or Office
Yehuda Levy	30	2023	Interim Chief Executive Officer
Arthur Levine	65	2021	Chief Financial Officer
Avishai Vaknin	44	2023	Chief Technology Officer

Yehuda Levy (Interim Chief Executive Officer)

Yehuda Levy, age 30, is the founder of EzFill FL, LLC, the assets of which were sold to the Company in 2019. Since then, Mr. Levy has served in various roles at the Company; most recently, he acted as the Company’s Vice President of Operations.

Arthur Levine (Chief Financial Officer)

Arthur Levine, age 65, is a senior finance executive with experience in various industries. He brings multinational experience at publicly traded and privately held companies with particular expertise leading startups and emerging growth companies through financings, strategic planning, the IPO process and beyond. After starting his career in a Big Four accounting firm, Mr. Levine gained experience building finance teams, improving internal controls and processes, implementing ERP systems and evaluating complex GAAP, governance and SEC reporting issues.

Mr. Levine joined the Company in March 2021. From February 2020 to February 2021, he provided fractional and interim CFO services to various companies. From August 2014 to January 2020, Mr. Levine served as Chief Financial Officer of Sensus Healthcare, a publicly traded medical device company that completed its IPO in 2016. From 2012 to 2014, Mr. Levine was Chief Accounting Officer of Trade Street Residential, a publicly traded real estate investment trust that completed its IPO in 2013. From 2010 to 2012, Mr. Levine served as Chief Financial Officer of IVAX Diagnostics, a publicly traded in vitro diagnostics company. Mr. Levine previously served in various finance roles at several technology companies and worked at Ernst & Young in the U.S. and abroad.

Mr. Levine is a graduate of the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

Avishai Vaknin (Chief Technology Officer)

Mr. Vaknin, age 44, has 25 years of experience in the hi-tech, system administration, information technology and cloud computing industries. In 2004, Mr. Vaknin founded Telx Computers Inc., where he has built a portfolio of businesses in the tech industry. Mr. Vaknin has served as Telx Computers Inc.’s Chief Executive Officer since its inception. Mr. Vaknin holds a bachelor’s degree in computer science from the Hebrew University in Israel.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

●	Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

●	Ties a significant portion of total compensation to achievement of the Company’s business goals such as revenue, and Adjusted EBITDA targets;

●	Enhances retention by having equity compensation subject to multi-year vesting; and

●	Does not encourage unnecessary and excessive risk taking.

We evaluate both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary; performance-based incentive compensation determined primarily by reference to objective financial operating criteria; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the mobile fueling business, the structure of other comparable companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Board considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility. In determining salaries for 2022, we did not engage compensation consultants.

Mr. Michael McConnell’s annual base salary for 2022 was $330,000. Mr. McConnell resigned from the Company on April 20, 2023. Mr. Arthur Levine’s annual base salary in 2022 was $250,000. Mr. Richard Dery’s annual base salary in 2022 was $288,750 effective January 1, 2022. Mr. Dery is no longer employed at the Company as of December 9, 2022.

Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to compensate executives when financial performance goals are achieved. Executives have the opportunity to earn annual cash compensation equal to a percentage of their base salary. For 2022, Mr. McConnell earned $0, Mr. Levine earned $0 and Mr. Dery earned $0, related to the cash compensation target. Mr. McConnell earned $0, Mr. Levine earned $0 and Mr. Dery earned $0 in shares and stock options related to the equity compensation target of our 2022 performance-based incentive compensation program.

Long-Term Incentive Compensation – Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2022 plan and 2020 Stock Incentive Plan. Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the vesting schedule (which is generally three years for employees and one year for non-employee directors, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded stock options and restricted stock to executives upon joining the Company and thereafter grants may be at the discretion of the Board, a role that will be assumed by our compensation committee, on a going forward basis. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company. We also have granted restricted stock to members of the Board of Directors and executive officers from time to time.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, that our executive officers own stock in the Company.

Retirement and Other Benefits

All eligible employees in the United States are automatically enrolled in our 401(k) plan.

Perquisites and Other Personal Benefits

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code, or Section 162(m) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.

Compensation of Chief Executive Officer

Mr. McConnell’s annual base salary was $330,000 and he was eligible for additional cash and equity incentive compensation at the discretion of the Compensation Committee. Mr. McConnell resigned from the Company on April 20, 2023.

Mr. Levy was appointed as the Company’s interim CEO on April 24, 2023 by the Board. For his position as interim CEO, Mr. Levy will receive an annual base salary of $200,000, and subject to periodic review. He is eligible for additional cash and equity incentive compensation at the discretion of the Compensation Committee

SUMMARY COMPENSATION TABLE

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2022, and 2021:

Name and Principal Position	Year	Salary ($)(3)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)	Stock Awards ($)(1)	Other ($)(2)	Total ($)
Yehuda Levy	2022	148,461	-	-	-	11,333	159,794
Interim Chief Executive Officer (4)	2021	96,446	43,.000	-	-	2,619	142,065

Michael McConnell	2022	335,995	-	112,500	37,500	7,984	493,979
Former Chief Executive Officer	2021	307,726	120,000	-	-	-	427,726

Arthur Levine	2022	249,516	-	84,375	28,125	21,755	383,771
Chief Financial Officer	2021	187,500	90,000	-	100,000	9,235	386,735

Avishai Vaknin	2022	-	-	-	-	-	-
Chief Technology Officer (5)	2021	-	-	-	-	-	-

Richard Dery	2022	288,484	-	68,750	68,750	21,846	447,830
Former Chief Commercial Officer	2021	252,083	123,750	-	-	14,698	390,531

Cheryl Hanrehan (3)	2022	143,952	-	84,375	28,125	1,440	257,892
Former Chief Operating Officer	2021	228,418	90,000	-	-	-	318,418

Michael DeVoe, Former Chief Operating Officer	2022	203,798	-	-	75,000	7,886	286,684

(1)	29,762, 22,321, 68,750, 53,571 and 22,321 shares were granted during 2022 to Messrs. McConnell, Levine, Dery, DeVoe and Ms. Hanrehan. 26,573 shares of the Company’s common stock were granted in 2021 to Mr. Levine as a signing bonus, which vested upon the completion of the Company’s IPO.
(2)	During the year ended December 31, 2022, the Company paid medical, dental and vision benefits on behalf of Mr. Levy, Mr. Levine, Mr. Dery and Mr. Devoe for amounts totaling $6,253, $13,253, $18,961 and $6,320, respectively. During the year ended December 31, 2021, the Company paid medical, dental and vision benefits on behalf of Mr. Levy, Mr. Levine and Mr. Dery for amounts totaling $2,619, $9,235 and $14,698, respectively. During the year ended December 31, 2022, the Company made matching 401(k) contributions for Messrs. Levy, McConnell, Levine, Dery and DeVoe and Ms. Hanrehan for amounts totaling $5,080, $7,984, 8,502, $2,885, $1,566 and $1,440, respectively.
(3)	Ms. Hanrehan resigned from her position as the Company’s Chief Operating Officer on January 17, 2022. Ms. Hanrehan continues to serve on the Company’s board of directors. Amount shown under salary includes severance for $118,125 paid during 2022. Mr. DeVoe resigned from his position on June 3, 2022. The amount shown under salary includes severance for $131,250 paid during 2022. Mr. Dery resigned from his position on December 9, 2022. The amount shown under salary includes severance for $16,659 paid during 2022.
(4)	Yehuda Levy became the Company’s interim CEO on April 24, 2023 and was previously the Company’s Vice President of Operations.
(5)	Avishai Vaknin became the Company’s Chief Technology Officer on April 19, 2023.

2022 Grants of Plan-Based Awards

The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2022. This information supplements the information about these awards set forth in the 2022 Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Grant Date	All other stock awards; Number of shares of stock (#)	All other option awards; number of securities underlying options (#)	Exercise price of option awards ($/share)	Grant date fair value of stock and option awards ($)(1)
Michael McConnell (3)	1/20/2022	29,762	-	$-	$37,500
	1/20/2022		167,934	$1.26	$112,500

Arthur Levine	1/20/2022	22,321	-	$-	$28,125
	1/20/2022		125,951	$1.26	$84,375

Richard Dery	1/20/2022	54,563	-	$-	$68,750
	1/20/2022		102,627	$1.26	$68,750

Cheryl Hanrehan (2)	1/20/2022	22,321	-	$-	$28,125
	1/20/2022		125,951	$1.26	$84,375

Michael DeVoe (2)	1/11/2022	53,571	-	$-	$75,000

(1)

The amounts in column (f) reflect the grant date fair value of restricted stock awards and stock options granted under the Company’s 2020 Stock Incentive Plan during fiscal year 2021, computed in accordance with FASB ASC Topic 718. For further information on these awards, see Note 9, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022.

(2)	Former Chief Operating Officer.
(3)	Former Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information, for our named executive officers, on unvested option and stock awards and other equity plan awards at the end of 2022.

		Option Awards			Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares (#)	Equity incentive plan awards: market or payout value of unearned shares ($)
Michael McConnell	1/20/2022	55,978	$1.26	1/20/2029
	1/20/2022	55,978	$1.26	1/20/2030
Arthur Levine	1/20/2022	41,984	$1.26	1/20/2029
	1/20/2022	41,983	$1.26	1/20/2030

2022 Option Exercises and Stock Vested

The table below reflects options exercised by the named executive and vesting of restricted stock awards during fiscal year 2022.

	Option Awards (1)		Stock Awards (2)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Michael McConnell	-	-	-	-

Arthur Levine	-	-	-	-

Richard Dery			54,563	21,771

Cheryl Hanrehan			22,321	26,562

Michael DeVoe			53,571	30,000

(1)	Represents the dollar amount realized upon exercise determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Represents the aggregate dollar amount realized by the named executive officer upon vesting of restricted stock, computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting dates.

Pension Benefits

The Company does not maintain any defined benefit retirement plans. The Company maintains a 401(k) plan.

COMPENSATION AGREEMENTS

General Overview

We have entered into employment agreements with each of the named executive officers. These agreements include the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity and an opportunity for annual equity grants. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.

Michael McConnell (former Chief Executive Officer)

On January 9, 2023 (the “McConnell Effective Date”), the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Michael McConnell. The Employment Agreement supersedes and replaces all previous agreements and understandings. Pursuant to the Employment Agreement, Mr. McConnell will continue serve as the Company’s Chief Executive Officer. The Amended Employment Agreement terminates on April 19, 2024, unless sooner terminated pursuant to the terms of the Amended Employment Agreement. On April 19, 2024, Mr. McConnell’s employment will be renewed automatically for additional one-year terms, unless the Company provides Mr. McConnell with a notice of non-renewal at least 30 days prior to the end of the term.

Pursuant to the Amended Employment Agreement, as compensation for his service as Chief Executive Officer of the Company, Mr. McConnell will receive: a $100,000 base salary per annum as well as stock issuances at the end of each fiscal quarter in the form of options (“Quarterly Options”) to purchase the Company’s common stock. The Quarterly Options together with the Base Salary shall be referred to as the Base Salary. The value of the Quarterly Options shall be $50,000. The number of Quarterly Options shall be calculated in accordance with the Company’s option valuation practices. The exercise price of the Quarterly Options shall be the price of the closing price of the Company’s common stock on the grant date. The Quarterly Options will be vested as of the grant date and exercisable for a period of five years thereafter. The Company may, in its sole discretion, determine to pay Mr. McConnell cash in lieu of the quarterly stock issuance. Mr. McConnell will also be eligible to receive an annual performance bonus if he meets certain pre-determined periodic key performance indicators which bonus may be up to 40% of the Base Salary and the Quarterly Options. Mr. McConnell will also be entitled to receive equity incentive awards under the Company’s incentive plan. The aggregate annual incentive award value that Mr. McConnell would be entitled to receive would be up to 50% of the Base Salary, which will be in the form of restricted stock and options as set forth in the Amended Employment Agreement.

Should Mr. McConnell’s employment with the Company be terminated for Good Reason (as defined in the Amended Employment agreement) or Without Cause (as defined in the Amended Employment Agreement), the Company will (i) continue payment of Mr. McConnell’s Base Salary and the Quarterly Options for 3 months (which shall not be adjusted for any remaining employment term) and (ii) Mr. McConnell will be eligible for COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer.

The Amended Employment Agreement also provides for certain restrictive covenants and non-compete restrictions throughout Mr. McConnell’s employment.

Mr. McConnell resigned from the Company on April 20, 2023.

Arthur Levine

On January 12, 2023, the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Arthur Levine, the Company’s Chief Financial Officer. The Employment Agreement supersedes and replaces all previous agreements and understandings. Pursuant to the Employment Agreement, Mr. Levine will continue serve as the Company’s Chief Financial Officer. The Amended Employment Agreement terminates on April 19, 2024, unless sooner terminated pursuant to the terms of the Amended Employment Agreement. On April 19, 2024, Mr. Levine’s employment will be renewed automatically for additional one-year terms, unless the Company provides Mr. Levine with a notice of non-renewal at least 30 days prior to the end of the term.

Pursuant to the Amended Employment Agreement, as compensation for his service as Chief Financial Officer of the Company, Mr. Levine will receive: a $150,000 base salary per annum (the “Base Salary”) as well as stock issuances at the end of each fiscal quarter. The value of the quarterly issuance shall be $37,500. The Quarterly Stock Issuance shall be: (i) 50% in the form of options to purchase the Company’s common stock and (ii) 50% in the form of shares of the Company’s restricted common stock. The number of options shall be calculated in accordance with the Company’s option valuation practices and the number of shares shall be calculated based on the price per share at the close on the grant date. The exercise price of the options shall be the price of the closing price of the Company’s common stock on the grant date. The shares and options issued as part of the Quarterly Stock Issuance will be vested as of the grant date and the options shall be exercisable for a period of five years thereafter. The Company in its sole discretion may determine to pay Mr. Levine cash in lieu of the Quarterly Stock Issuance, if paid in cash he will receive a cash payment of $31,250. If the Agreement is terminated prior to the end of the fiscal quarter, Mr. Levine will receive the pro-rata portion of the Quarterly Stock Issuance.

Mr. Levine will also be eligible to receive an annual performance bonus if he meets certain pre-determined periodic key performance indicators which bonus may be up to 40% of the sum of the Base Salary and the Quarterly Stock Issuance. Mr. Levine will also be entitled to receive equity incentive awards under the Company’s incentive plan. The aggregate annual incentive award value that Mr. Levine would be entitled to receive would be up to 50% of the sum of the Base Salary and the Quarterly Stock Issuance, which will be in the form of restricted stock and options as set forth in the Amended Employment Agreement. The vesting of any awards is set forth in the Amended Employment Agreement between the Company and Mr. Levine.

Should Mr. Levine’s employment with the Company be terminated for Good Reason (as defined in the Amended Employment agreement) or Without Cause (as defined in the Amended Employment Agreement), the Company will (i) continue payment of the sum of Mr. Levine’s Base Salary and Quarterly Stock Issuance for 9 months (which shall not be adjusted for any remaining employment term) and (ii) Mr. Levine will be eligible for COBRA until the earlier of 9 months from the end of the month in which he is terminated or eligible for benefits with another employer.

The Amended Employment Agreement also provides for certain restrictive covenants and non-compete restrictions throughout Levine’s employment.

Richard Dery (former Chief Commercial Officer)

We have entered into an employment agreement with Richard Dery pursuant to which on November 2, 2020, he began serving as our Chief Commercial Officer as a consultant. In February 2021, Mr. Dery began serving as a full time employee in the same role. Under this agreement, Mr. Dery is being paid $275,000 per year and will be entitled to a target annual cash performance bonus equal to 45% of his base salary based on the achievement of certain agreed upon performance indicators. Mr. Dery’s annual salary will automatically increase by 5% on each anniversary of his start date. Mr. Dery was issued 100,000 shares of our common stock as a signing bonus based on a per share price of $1.00 per share, which will vest upon the completion of the Company’s initial public offering. Mr. Dery also be entitled to receive an annual award under the Company’s incentive plan that is equal to 50% of his salary of which 50% of such grant will be in the form of restricted common stock and the remaining 50% will be in in the form of options to purchase common stock. The grants of the restricted common stock under the incentive plan will vest one year from the date of such grant and the options shall vest in equal one-third increments on each anniversary of the date they were granted. The term of Mr. Dery’s employment agreement is for three years, provided that it will renew automatically for additional one year terms unless the Company provides notice of termination at least 30 days prior to the end of the term. The employment agreement provides for salary continuation and benefits for 12 months in the event of termination without cause, or resignation with good reason, as defined (including following a change in control).

Mr. Dery resigned from the Company on December 9, 2022 and on December 14, 2022, the Company and Mr. Dery entered into a Separation Agreement and General Release Agreement. Pursuant to the Separation Agreement, Mr. Dery resigned as Chief Commercial Officer and the Company and Mr. Dery agreed that Mr. Dery’s last day of employment with the Company was December 9, 2022. Pursuant to the Separation Agreement, Mr. Dery also resigned as a member of the Company’s Board. Mr. Dery’s resignation as an officer and a member of the Board of the Company was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Separation Agreement, the Company will pay Mr. Dery a total of $92,234 (the “Separation Payment”). The Separation Payment will be paid in accordance with Company’s normal payment practices in equal installments through March 31, 2023. Payment of the Separation Payment will commence on the first regular Company payroll that occurs at least three business days after Mr. Dery’s execution of the Separation Agreement and the expiration of the ADEA-related 7-day ADEA revocation period; and payment of the Separation Payment will continue through the pay period ending March 31, 2023. Pursuant to the Separation Agreement, all issued and unvested equity awards made to Mr. Dery shall vest upon the expiration of the 7-day ADEA revocation period.

In exchange for the payments and benefits provided for in the Separation Agreement, Mr. Dery agreed to a full release to the fullest extent permitted by applicable law of any and all claims and rights against the Company (as well as the Company’s officers, directors, employees and agents).

Michael DeVoe (former Chief Operating Officer)

From January 31, 2022 to June 3, 2022, Mr. Michael DeVoe acted as the Company’s Chief Operating Officer. Mr. DeVoe’s employment agreement included an annual base salary of $225,000 and an ability to be a part of the Company’s bonus program with a yearly bonus potential of 40% of his base salary, which bonus would have been based on the achievement of mutually agreeable objectives to be determined by Mr. DeVoe and the Company.

Mr. DeVoe also received a signing bonus of $75,000 worth of the Company’s common stock (the “Signing Shares”). The number of Signing Shares was based on the closing price of the Company’s stock on January 11, 2022 and as result, Mr. DeVoe received 53,571 Signing Shares which would vest one-half (1/2) on the first anniversary of Mr. DeVoe’s employment start date and one-half (1/2) on the second anniversary of Mr. DeVoe’s employment start date.

Additionally, Mr. DeVoe was entitled to receive equity awards under the Company’s Incentive Compensation Plan equal to 50% of his base salary. Twenty-Five percent (25%) of such grant will be in the form of restricted common stock (the “RCSs”) and the remaining Seventy-Five percent (75%) of such grant will be in the form of options to purchase the Company’s common stock (the “Options”). The RCSs shall vest on the first anniversary of the day they were granted. The Stock Options shall vest in equal one-third (1/3) increments on each anniversary of the day they were granted and shall expire 5 years following their vesting.

On June 1, 2022 (the “Effective Date”), the Company and Mr. DeVoe entered into a Separation Agreement and Release Agreement (the “Agreement”). Pursuant to the Agreement, upon the eighth day following Mr. DeVoe’s execution of the Agreement and provided he does not revoke the Agreement, Mr. DeVoe will continue to receive his salary through January 31, 2023. Additionally, Mr. DeVoe’s previously awarded signing bonus fully vested, effective June 3, 2022. In exchange for the payments and benefits provided for in the Agreement, Mr. Devoe agreed to a full release to the fullest extent permitted by applicable law of any and all claims and rights against the Company (as well as the Company’s officers, directors, employees and agents).

Avishai Vaknin (Chief Technology Officer)

Effective April 19, 2023, Avishi Vaknin, age 44, was appointed as the Company’s Chief Technology Officer (“CTO”). Mr. Vaknin will act as CTO for three years. On April 19, 2023, the Company entered into an employment agreement with Mr. Vaknin (the “Agreement). In lieu of a cash salary, Mr. Vaknin will be entitled to Performance Based Restricted Stock Units (“PBRS”). The amount of PBRS issued to Mr. Vaknin will be up to 2,600,000 shares of the Company’s restricted common stock, which issuance is subject to the availability of such shares under the Company’s Equity Incentive Plan. Vesting of the PBRS will be based on achievement of the performance indicators (“Performance Indicators”) identified in Schedule I of the Agreement. Vesting will be deemed to occur once the Board of Directors (the “Board”) certifies the achievement of each Performance Indicator. The Performance Indicators must be achieved according to the timeline set forth in Schedule I or the portions of the PBRS attributable to those Performance Indicators will be forfeited. Mr. Vaknin is eligible to participate in all of the Company’s benefit plans.

On the first anniversary of Mr. Vaknin’s employment, he will begin to receive a salary of $150,000 per year. On the second anniversary of Mr. Vaknin’s employment, this amount will increase to $200,000 per year. No cash salary will be paid unless he meets all “time-based” Performance Indicators set forth in Schedule I of the Agreement within the first year of employment with the Company. Upon presentation of the appropriate documentation in accordance with the Company’s expense reimbursement policies, the Company will reimburse Mr. Vaknin for the reasonable business expenses incurred connection with his employment.

Beginning on the six-month anniversary of Mr. Vaknin’s employment start date (“Employment Start Date”), upon meeting pre-determined periodic Key Performance Indicators (“KPIs”) every calendar year, he will be eligible for a target annual cash bonus of up to $150,000, as adjusted from time to time (pro-rated for the first year of employment). These KPIs will be mutually agreed upon between the Board, or a committee thereof, and Mr. Vaknin within two months of the six-month anniversary of his Employment Start Date and within two months of the beginning of each year thereafter (the “Cash Performance Bonus”). To qualify for the Cash Performance Bonus, Mr. Vaknin must meet all or part of the KPI’s. A partial cash bonus will be available if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a cash bonus. The KPIs will be separate from the Performance Indicators set forth in Schedule I of the Agreement.

Beginning on the six-month anniversary of his Employment Start date as a “C” level executive of the Company, provided the Company has sufficient available securities, Mr. Vaknin will be entitled to receive equity awards under the Company’s Incentive Plan, (the “Incentive Plan”). The aggregate annual award value under the Incentive Plan will be equal to a target of up to $350,000 worth of Equity Awards, as adjusted from time to time, (the “Grant”), which will be pro-rated for the first year. A partial Grant will be possible if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a Grant. Twenty-five percent (25%) of such Grant will be in the form of Restricted Common Stock (the “RCSs”) and the remaining seventy-five percent (75%) of such Grant will be in the form of options to purchase the Company’s common stock (the “Stock Options”). The number of Stock Options shall be calculated in accordance with the Company’s option valuation practices. The RCSs will vest on the first anniversary of the day they were granted. The Stock Options will vest in equal one-third (1/3) increments on each anniversary of the day they were granted. All Equity Awards will be granted to Mr. Vaknin, provided that: (1) at the end of each applicable vesting date, he is still employed by the Company and (2) to the extent he satisfies any KPIs or other performance criteria established by the Incentive Plan. All Stock Options that will be granted to you shall expire 5 years following their vesting. The KPIs will be separate from the Performance Indicators set forth in Schedule I.

The Agreement may be terminated for Cause (defined below) by the Company before the expiration of the Term if, during the Term of the Agreement, Mr. Vaknin (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the Agreement, which failure or refusal is not remedied by him within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs his ability to perform his duties hereunder; or (vii) materially fails to meet the timelines on the pre-determined Performance Indicators on Schedule I (all of the foregoing clauses (i) through (vi) constituting reasons for termination for “Cause”), provided that unsatisfactory business performance of the Company, or mere inefficiency, or good faith errors in judgment or discretion by Mr. Vaknin will not constitute grounds for termination for Cause. In the event of a termination for Cause, the Company, may, by written notice, immediately terminate his employment and, the Company will be obligated only to pay Mr. Vaknin the compensation due to him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which he is entitled up to and ending on the date of his termination.

The Company may terminate Mr. Vaknin’s employment without Cause. Should termination without cause occur by the Company or for Good Reason by Mr. Vaknin, the Company will (i) continue payment of his base salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) means (i) reduction in his base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Vaknin to relocate more than 50 miles from the Company’s executive office.

In the event of any termination of the Agreement with or without cause, all further vesting of Mr. Vaknin’s outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him will terminate immediately (except as to amounts already earned and vested). Upon a termination without cause by the Company, 25% of the outstanding unvested PBRS will immediately vest.

Yehuda Levy (Interim Chief Executive Officer)

Effective April 24, 2023, Yehuda Levy, age 30, was appointed as the Company’s interim Chief Executive Officer (“CEO”). Mr. Levy will act as interim CEO until his successor is duly appointed. Mr. Levy is the founder of EzFill FL, LLC, which was sold to the Company in 2019. Since then, Mr. Levy has served in various roles at the Company; most recently, he acted as the Company’s Vice-President of Operations. On April 24, 2023, the Company entered into an employment agreement (the “Levy Agreement”) with Yehuda Levy. Pursuant to the Levy Agreement, Mr. Levy will act as the Company’s interim CEO for an initial term of one year (“Term”), which may be extended by the company and Mr. Levy in writing, if not extended then the term shall continue on a month-to-month basis. If a full time CEO is chosen, Mr. Levy’s title shall be converted to Chief Operating Officer for the remainder of the term at the same salary. For his position as interim CEO, Mr. Levy will receive an annual base salary of $200,000, less applicable taxes, deductions, and withholdings, and subject to periodic review (“Base Salary”). Upon presentation of appropriate documentation in accordance with the Company’s expense reimbursement policies, the Company will reimburse Mr. Levy for the reasonable business expenses incurred in connection with his employment. He is eligible to participate in all of the Company’s benefit plans, at no cost to Mr. Levy.

Upon meeting pre-determined periodic Key Performance Indicators (“KPIs”) every calendar year, Mr. Levy will be eligible for a target annual cash bonus of up to $50,000, as adjusted from time to time, which will be pro-rated for the first year. Mr. Levy’s KPIs will be mutually agreed upon the Board, or a committee thereof, and Mr. Levy within two months of the six-month anniversary of his Employment Start Date and within two months of the beginning of each year thereafter (the “Cash Performance Bonus”). To qualify for the Cash Performance Bonus, Mr. Levy must meet all or a part of the KPIs. A partial cash bonus will be possible if some but not all KPIs are achieved or other achievements outside of the KPI’s are deemed to justify a cash bonus.

As a “C” level executive of the Company, and provided the Company has sufficient available securities Mr. Levy will be entitled to receive equity awards under the Company’s Incentive Plan (the “Incentive Plan”). The aggregate annual award value under the Incentive Plan will be equal to a target of up to $50,000 worth of Equity Awards, as adjusted from time to time, (the “Grant”), which will be pro-rated for the first year. A partial Grant will be possible if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a Grant. Twenty-five percent (25%) of such Grant will be in the form of Restricted Common Stock (the “RCSs”) and the remaining seventy-five percent (75%) of such Grant will be in the form of options to purchase the Company’s common stock (the “Stock Options”). The number of Stock Options shall be calculated in accordance with the Company’s option valuation practices. The RCSs will vest on the first anniversary of the day they were granted. The Stock Options will vest in equal one-third (1/3) increments on each anniversary of the day they were granted. All Equity Awards will be granted to Mr. Levy, provided that: (1) at the end of each applicable vesting date, he is still employed by the Company; and (2) to the extent he satisfy any KPIs or other performance criteria established by the Incentive Plan. All Stock Options that will be granted to Mr. Levy will expire 5 years following their vesting.

The Levy Agreement may be terminated for Cause (as defined below) by the Company before the expiration of the Term provided for herein if, during the Term of the Levy Agreement, Mr. Levy (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the Levy Agreement, which failure or refusal is not remedied by Mr. Levy within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; or (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs Mr. Levy’s ability to perform his duties hereunder (all of the foregoing clauses (i) through (vi) constituting reasons for termination for “Cause”), provided that unsatisfactory business performance of the Company, or mere inefficiency, or good faith errors in judgment or discretion by Mr. Levy shall not constitute grounds for termination for Cause hereunder. In the event of a termination for Cause, the Company may by written notice immediately terminate his employment and, in that event, the Company will be obligated only to pay the compensation due to him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which Mr. Levy is entitled up to and ending on the date of his termination.

The Company may terminate Mr. Levy’s employment without Cause. Upon Termination Without Cause by the Company or for Good Reason by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

In the event of any termination of the Levy Agreement with or without cause, all further vesting of Mr. Levy’s outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him thereunder will terminate immediately (except as to amounts already earned and vested).

Payments Made Upon Termination

Mr. Dery ceased to be an employee of the Company on December 9, 2022. On December 14, 2022, the Company and Mr. Dery entered into a Separation Agreement and General Release Agreement the (“Separation Agreement”). Pursuant to the Separation Agreement, the Company will pay Mr. Dery a total of $92,234 (the “Separation Payment”). The Separation Payment will be paid in accordance with Company’s normal payment practices in equal installments through March 31, 2023.

If Mr. Levine’s employment with the Company be terminated for Good Reason (as defined in the Amended Employment agreement) or Without Cause (as defined in the Amended Employment Agreement), the Company will (i) continue payment of the sum of Mr. Levine’s Base Salary and Quarterly Stock Issuance for 9 months (which shall not be adjusted for any remaining employment term) and (ii) Mr. Levine will be eligible for COBRA until the earlier of 9 months from the end of the month in which he is terminated or eligible for benefits with another employer.

If Mr. Vaknin’s employment with the Company is terminated without cause occur by the Company or for Good Reason by Mr. Vaknin, the Company will (i) continue payment of his base salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) means (i) reduction in his base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Vaknin to relocate more than 50 miles from the Company’s executive office.

If Mr. Levy’s employment with the Company is terminated without cause occur by the Company or for Good Reason by Mr. Vaknin by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

Term and Termination.

Under Mr. Levine’s amended employment agreement, Mr. Levine will serve as the Company’s Chief Financial Officer until April 19, 2024, unless sooner terminated pursuant to the terms of the Amended Employment Agreement. On April 19, 2024, Mr. Levine’s employment will be renewed automatically for additional one-year terms, unless the Company provides Mr. Levine with a notice of non-renewal at least 30 days prior to the end of the term.

Under Mr. Vaknin’s employment agreement, Mr. Vaknin will serve as the Company’s Chief Technology Officer for a term of three years commencing on April 19, 2023.

Under Mr. Levy’s employment agreement, Mr. Levy will serve as the Company’s interim Chief Executive Officer for a term of one year, which may be extended by the company and Mr. Levy in writing, if not extended then the term shall continue on a month-to-month basis. If a full time CEO is chosen, Mr. Levy’s title shall be converted to Chief Operating Officer for the remainder of the term at the same salary.

Termination by the Company for Cause.

Messrs Levine, Vaknin, and Levy may be terminated by the Company immediately and without notice for “Cause.” “Cause” shall mean: (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the agreement, which failure or refusal is not remedied by the Employee within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; or (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs the Employee’s ability to perform his duties thereunder.

Termination Without Cause or for Good Reason (including following Change in Control).

The Company may terminate Mr. Levine’s employment without Cause. Upon Termination Without Cause by the Company or for Good Reason by Mr. Levine, the Company will (i) continue payment of the total of his Base Salary and Quarterly Stock Issuances in cash for 9 months (which shall not be adjusted for any remaining employment term) and (ii) Mr. Levine will be entitled to COBRA benefits until the earlier of 9 months from the end of the month in which Mr. Levine is terminated or eligibility for benefits with another employer. Mr. Levine will also be entitled to his pro-rata target bonus for the year in which his termination occurs as well as any earned bonus for the prior year not yet paid. In addition, any unvested equity awards shall vest in full. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levine’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Levine to relocate more than 50 miles from the Company’s executive office.

The Company may terminate Mr. Vaknin’s employment without Cause. Should termination without cause occur by the Company or for Good Reason by Mr. Vaknin, the Company will (i) continue payment of his base salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) means (i) reduction in his base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Vaknin to relocate more than 50 miles from the Company’s executive office.

The Company may terminate Mr. Levy’s employment without Cause. Upon Termination Without Cause by the Company or for Good Reason by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

Voluntary Termination.

In the event of voluntary resignation on Messrs. Levine, Vaknin and Levy’s part, all further vesting of his outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him thereunder will terminate immediately (except as to amounts already earned and vested).

Death and Disability.

In the event of death during the Term, employment shall terminate immediately. If, during the Term, the executive shall suffer a “Disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Company may terminate employment. In the event employment is terminated due to death or Disability, the executive (or the executive’s estate in case of death) shall be eligible to receive the separation benefits (in lieu of any severance payments): all unpaid Base Salary amounts and any earned and unpaid bonus, and all fully vested equity awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains summary information as of December 31, 2022 concerning the Company’s 2022 Equity Incentive Plan. All of the Plans were approved by the stockholders.

Equity Compensation Plans Approved by Security Holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
2022 Equity Incentive Plan	2,600,000		2,600,000
2022 Equity Incentive Plan	1,913,243		65,069

DIRECTOR COMPENSATION

The 2022 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for non-employee Chairperson
Board of Directors	$40,000	$35,000
Audit Committee	$5,000	$5,000
Compensation Committee	$3,000	$4,500
Corporate Governance and Nominating Committee	$5,000	$1,000

Each of our directors have entered into a letter agreement with us. The agreement provides that the director will receive such compensation as is approved by the Company’s compensation committee from time to time and that under the current compensation structure each director shall receive a signing bonus of $50,000 in shares of vested common stock as well as $40,000 in cash and $60,000 in shares annually. Effective January 1, 2023, the Board of Director fee for all directors except the Chairperson was increased to $130,000 and is payable in restricted stock annually on the date of the annual shareholder meeting. The annual fee for the Chairman of the Board was increased to $230,000. Board members will also receive additional amounts in cash for committee service as well as meeting attendance. For serving as Non-Executive Chairman of the Board, Allen Weiss shall receive $230,000 annually in restricted stock as well as additional amounts in cash for committee service and meeting attendance. The agreement also provides that the director shall not sell any shares of the Company’s common stock that they receive for six months from the receipt of such shares. The Agreement also specifies which, if any, committees the director will serve on. The agreement also provides that the Company will reimburse the director reasonable documented expenses relating to the director’s attendance at meetings of the board and reasonable out of pocket expenses incurred in connection with the performance of the director’s duties as a member of the board.

We do not provide any deferred compensation, health or other personal benefits to our directors. We reimburse each director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

Director Compensation Table

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2022, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2022:

Name	Fees earned or paid in cash($)	Stock awards($)	Option awards($)	Non-equity incentive plan compensation($)	Nonqualified deferred compensation earnings($)	All other compensation($)	Total($)
Allen Weiss	85,250	125,000	-	-	-	7,419	217,669
Jack Levine	66,250	60,000	-	-	-	3,561	129,811
Luis Reyes	64,750	60,000	-	-	-	3,561	128,311
Mark Lev	53,250	60,000	-	-	-	3,561	116,811
Cheryl Hanrehan	39,667	60,000	-	-	-	-	99,667

All other compensation represents for each director a tax gross up payment related to the signing shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 10, 2023 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares of common stock outstanding on April 10, 2023, adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned(6)	Percentage(2)
Beneficial Owners of more than 5%:
The Farkas Group, Inc. (3)	3,378,675	12.6%
SIF Energy LLC (3)	3,096,532	11.6%
Balance Labs, Inc. (3)	531,539	2.0%
Jacob Sod (4)	6,287,527	23.5%
Executive Officers and Directors:
Jack Levine, Director (5)	259,813	1.0%
Allen Weiss, Non-Executive Chairman and Director	55,948	*
Mark Lev, Director	33,763	*
Luis Reyes, Director	33,763	*
Cheryl Hanrehan, Director	174,845	*
Michael McConnell, Former CEO and Director	138,886	*
Yehuda Levy, Interim CEO	365,377	1.4%
Avishai Vaknin, CTO	(7)	(7)
Arthur Levine, CFO	90,878	*
All Officers and Directors as a Group (8 persons)	1,518,650	5.7%

*Less than 1%

(1)	The address of each of the officers and directors is c/o 2999 NE 191st Street, Suite 500, Aventura, FL 33180; the address of Michael D. Farkas is 1221 Brickell Avenue, Ste. 900, Miami, FL 33131; the address for Jacob Sod is 14 Wall Street, Suite 2064, New York, New York 10005.

(2)	The calculation in this column is based upon 26,804,616 shares of common stock outstanding on March 15, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 15, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Michael D. Farkas has voting and investment control of the shares of common stock held by the Farkas Group, Inc., SIF Energy LLC and Balance Labs, Inc.

(4)	The shares of common stock are held by LH MA 2 LLC; and Crestview 360 Holdings, LLC. Jacob Sod has voting and investment control of the shares of common stock held by these entities.

(5)	Jack Levine holds 186,010 shares through an entity Cameo Life Sciences Investments, LLC.

(6)	Does not include 266,014, 127,687, 127,687, 127,687 and 127,687 restricted shares granted to Messrs. Weiss, Levine, Lev and Reyes, respectively, on June 3, 2022 under the 2020 Equity Incentive Plan that will be vested in full on the date of the 2023 annual shareholder meeting.

(7)

Avishai Vaknin did not hold any shares on April 10, 2023. Mr. Vaknin was appointed to Chief Technology Officer on April 19, 2023.

On April 27,2023, the Company effected a one-for-eight Reverse Split of its common stock and as a result immediately after the reverse split 3,600,577 shares of the Company’s common stock were issued and outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except for the filing by Mr. Luis Reyes on May 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Our Nominating and Corporate Governance Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest other than the consulting agreement (the “Consulting Agreement”) the Company entered into with Mountain Views Strategy Ltd (“Mountain Views”) on February 10, 2023. Daniel Arbour, a director of the Company, is the principal and founder of Mountain Views.

Director Independence

Allen Weiss, Jack Levine, Luis Reyes and Mark Lev are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, “forward- looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements. When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EZFILL

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Conduct, as well as the Charters for our Audit, Compensation and Corporate Governance and Nominating Committees are available on our website and amendments to, or waivers of, the Code of Conduct will be disclosed on our website. The address of our website is www.ezfl.com; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the Nasdaq Capital Market under the symbol EZFL.

This proxy statement has been preceded by the Annual Report for fiscal year ended December 31, 2022. Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is Worldwide Stock Transfer. Their address is One University Plaza, Suite 505, Hackensack, NJ 07601.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

EzFill, Inc.

2999 NE 191st Street, Suite 500

Aventura, FL 33180

Attn: Corporate Secretary

Tel: (305) 791-1169

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2024 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 – Stockholder Proposals) and received by the Secretary of the Company on or before December 23, 2023, or 120 days before the date of mailing based on this year’s Proxy Statement date, and meet all other requirements for inclusion in the proxy statement. A stockholder proposal or nomination for director for consideration at the 2024 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of EzFill no earlier than November 23, 2023 and no later than December 23, 2023. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and EzFill’s bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Yehuda Levy
Interim Chief Executive Officer

ANNEX A

EZFILL HOLDINGS, INC.

2023 EQUITY INCENTIVE PLAN

1. Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the EzFill Holdings, Inc. 2023 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable EzFill Holdings, Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 10 of the Plan.

“Cause” means:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal securities laws; or (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the director’s appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control”

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d) The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means EzFill Holdings, Inc. a Delaware corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 8.1(b) hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 17.12.

“Effective Date” shall mean the date that the Company’s shareholders approve this Plan.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time [not less than one fiscal quarter in duration], as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 9 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this EzFill Holdings, Inc. 2023 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.

“Restricted Award” means any Award granted pursuant to Section 8.

“Restricted Period” has the meaning set forth in Section 8.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2 Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3 Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 14, no more than 900,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3 Subject to adjustment in accordance with Section 14, no more than 900,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4 The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the Fiscal Year shall not exceed a total value of $300,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5 Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.6 Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5. Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2 Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7. Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

7.1 Grant Requirements for Related Rights. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.2 Term The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

7.3 Vesting

Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

7.4 Exercise and Payment Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

7.5 Exercise Price The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1 are satisfied.

7.6 Reduction in the Underlying Option Shares Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

8. Restricted Awards A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.1 Restricted Stock and Restricted Stock Units

(a) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(b) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Common Stock)./Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents./Dividend Equivalents will be deemed re-invested in additional Restricted Stock Units or Deferred Stock Units based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.

8.2 Restrictions

(a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b) Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

8.3 Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

8.4 Delivery of Restricted Stock and Settlement of Restricted Stock Units Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

8.5 Stock Restrictions Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

9. Performance Share Awards Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

9.1 Earning Performance Share Awards The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

10. Other Equity-Based Awards and Cash Awards The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

11. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

12. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13. Miscellaneous.

13.1 Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

13.2 Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14 hereof.

13.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

13.5 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

14. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15. Effect of Change in Control.

15.1 Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a) In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units.

(b) With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

15.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

15.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16. Amendment of the Plan and Awards.

16.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

16.2 Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

16.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

16.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

16.5 Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

17. General Provisions.

17.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2 Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

17.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.4 Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.5 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

17.6 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

17.7 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 14.

17.8 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

17.9 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

17.10 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

17.11 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.12 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.13 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.14 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

17.15 Expenses. The costs of administering the Plan shall be paid by the Company.

17.16 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.17 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

17.18 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

18. Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

19. Termination or Suspension of the Plan. The Plan shall terminate automatically on the ten year anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

20. Choice of Law. The law of the State of Florida shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of EzFill Holdings, Inc. on April [__], 2023.

As approved by the shareholders of EzFill Holdings, Inc. on [__].

Investor Address Line 1
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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The Board of Directors recommends you vote FOR the following:

For All ☐ | Withhold All ☐ | For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Allen Weiss 02) Jack Levine 03) Luis Reyes 04) Mark Lev 05) Cheryl Hanrehan
06) Daniel Arbour

The Board of Directors recommends you vote FOR the following proposals:

02 0000000000

Please indicate if you plan to attend this meeting: Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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John Sample
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0000614275_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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EZFILL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2023

The stockholder(s) hereby appoint(s) Arthur Levine, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EzFill Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time, on Friday, June 2, 2023, at the Hilton Aventura Miami, 2885 NE 191st Street, Aventura, FL 33180, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

0000614275_2 R1.0.0.6